                                                                    EXHIBIT 99.3

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of the State of
 Wisconsin Investment Board:

We have audited the accompanying historical cost basis combined statements of assets and liabilities of ORLANDO CENTRAL PARK and 500 MEMORIAL DRIVE (the "Properties") as of December 31, 1997 and 1996, and the related historical cost basis combined statements of income, changes in net assets and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Properties' investment advisor. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the historical cost basis combined financial position of Orlando Central Park and 500 Memorial Drive as of December 31, 1997 and 1996, and the historical cost basis combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

As indicated in Note 2, these financial statements have been prepared on the historical cost basis to comply with Regulation S-X of the Securities and Exchange Commission.

                                       PricewaterhouseCoopers LLP

New York, New York
July 1, 1998

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                 COMBINED STATEMENTS OF ASSETS AND LIABILITIES

                                                   --------------------------
                                                   DECEMBER 31,  DECEMBER 31,
                                                           1997          1996
                                                   ------------  ------------
ASSETS
Real estate investments:
 Land                                               $ 8,847,965   $ 8,847,965
 Building and improvements                           40,729,028    40,720,252
 Accumulated depreciation                            (7,348,285)   (6,316,118)
                                                   ------------  ------------
                                                     42,228,708    43,252,099
Cash and cash equivalents                                61,257       591,653
Accounts receivable and accrued investment income        41,610       109,938
Deferred leasing costs, net of accumulated
 amortization of $2,930,662 and $2,135,209 at
 December 31, 1997 and December 31, 1996,
 respectively                                         2,861,922     3,392,025
Deferred rent concessions                             1,067,652       838,408
Other assets                                             49,207        62,815
                                                   ------------  ------------
  Total Assets                                      $46,310,356   $48,246,938
                                                   ============  ============
LIABILITIES AND NET ASSETS
Accounts payable and accrued expenses               $   288,309   $   597,561
Security deposits                                       216,875       211,363
Unearned rental income                                  210,363       247,756
                                                   ------------  ------------
  Total Liabilities                                     715,547     1,056,680
                                                   ------------  ------------
Net Assets                                           45,594,809    47,190,258
                                                   ------------  ------------
  Total Liabilities and Net Assets                  $46,310,356   $48,246,938
                                                   ============  ============


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                         COMBINED STATEMENTS OF INCOME

                               --------------------------------
                               FOR THE YEARS ENDED DECEMBER 31,
                               --------------------------------
                                     1997       1996       1995
                               ---------- ---------- ----------
REVENUE
Rental income                  $5,943,235 $5,521,188 $5,757,490
Other income                       21,395     99,749    233,998
                               ---------- ---------- ----------
 Total Revenue                  5,964,630  5,620,937  5,991,488
                               ---------- ---------- ----------
EXPENSES
Property taxes                    646,169    653,797    640,810
Operating expenses                991,441  1,045,704    928,209
Depreciation and amortization   1,827,620  1,745,376  1,693,022
                               ---------- ---------- ----------
 Total Expenses                 3,465,230  3,444,877  3,262,041
                               ---------- ---------- ----------
Net income                     $2,499,400 $2,176,060 $2,729,447
                               ========== ========== ==========



   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                  COMBINED STATEMENT OF CHANGES IN NET ASSETS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                 -----------
Net assets, January 1, 1995                      $49,237,627
 Asset advisory fees paid by owner                   281,062
 Distributions                                    (3,946,000)
 Net income for the year ended December 31, 1995   2,729,447
                                                 -----------
Net assets, January 1, 1996                       48,302,136
 Asset advisory fees paid by owner                   275,062
 Distributions                                    (3,563,000)
 Net income for the year ended December 31, 1996   2,176,060
                                                 -----------
Net assets, January 1, 1997                       47,190,258
 Asset advisory fees paid by owner                   308,809
 Contributions                                       397,342
 Distributions                                    (4,801,000)
 Net income for the year ended December 31, 1997   2,499,400
                                                 -----------
Net assets, December 31, 1997                    $45,594,809
                                                 ===========


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                       COMBINED STATEMENTS OF CASH FLOWS

                                         -------------------------------------
                                               YEARS ENDED DECEMBER 31,
                                         -------------------------------------
                                                1997         1996         1995
                                         -----------  -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                               $ 2,499,400   $ 2,176,060 $ 2,729,447
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation and amortization             1,827,620    1,745,376    1,693,022
 Asset advisory fees paid by owner           308,809      275,062      281,062
 Changes in operating assets and
  liabilities
  Accounts receivable                         68,328      (17,833)      85,920
  Other assets                                13,608      (40,886)         344
  Deferred rent concessions                 (229,244)     146,767     (197,855)
  Accounts payable and accrued expenses     (309,252)     420,666      (73,095)
  Security deposits                            5,512      (61,742)       5,919
  Unearned rental income                     (37,393)     127,600       (3,394)
                                         -----------  -----------  -----------
Net cash provided by operations            4,147,388    4,771,070    4,521,370
                                         -----------  -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures and
 leasing commissions                        (274,126)    (845,679)    (908,717)
                                         -----------  -----------  -----------
   Net cash used in investing activities    (274,126)    (845,679)    (908,717)
                                         -----------  -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Contributions                                397,342           --           --
Distributions                             (4,801,000)  (3,563,000)  (3,946,000)
                                         -----------  -----------  -----------
Net cash used in financing activities     (4,403,658)  (3,563,000)  (3,946,000)
                                         -----------  -----------  -----------
Net increase (decrease) in cash             (530,396)     362,391     (333,347)
Cash and cash equivalents, beginning of
 year                                        591,653      229,262      562,609
                                         -----------  -----------  -----------
Cash and cash equivalents, end of year   $    61,257  $   591,653  $   229,262
                                         ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

The properties known as Orlando Central Park and 500 Memorial Drive (the "Prop-erties") are owned by the State of Wisconsin Investment Fixed Retirement Trust Fund ("SWIB") which was established for the benefit of the participants in the Wisconsin Retirement System. The State of Wisconsin Investment Board has exclu-sive control over all monies in the Fixed Retirement Trust Fund. Clarion Part-ners ("Clarion"), manages the Properties under an investment advisory agree-ment. These financial statements include the combined assets, liabilities and operations of the Properties which comprise Orlando Central Park (six indus-trial bulk warehouse buildings and associated land located in an industrial park in Orlando, Florida) and 500 Memorial Drive (an industrial building and associated land located in an industrial park in Franklin Township, New Jer-
sey). On February 4, 1998 SWIB sold the Properties to Cabot Industrial Trust for $45,016,645.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements of the Properties have been combined since they are under common ownership and management and they were acquired in a business com-bination by Cabot Industrial Trust, a newly formed real estate investment trust, in connection with a public offering of securities.

SWIB is a pension fund and prepares the financial statements, including those of the Properties, on the fair value basis pursuant to Statement of Financial Accounting Standards No. 35 and Statement of Government Accounting Standards No. 25. However, these financial statements have been restated using the his-torical cost basis in accordance with the requirement of Regulation S-X of the Securities and Exchange Commission.

Real Estate and Deferred Costs
Rental property is presented in the balance sheet at cost, which includes fees for services related to the acquisition of the rental property. Depreciation of the buildings is computed using the straight-line method over the estimated useful lives of the property, generally 40 years. Depreciation of improvements to the rental property is computed using the straight-line method over the remaining useful lives of the buildings, or the useful life of the improvement, if shorter. Tenant improvements, including commissions paid for services related to the signing of new leases, are amortized using the straight-line method over the lesser of their useful lives or the remaining term of the lease to which they relate.

Expenditures for major renewals and betterments are capitalized and expendi-tures for repairs and maintenance are expensed when incurred. Sales and dispo-sitions of assets are recorded by removing the related costs and accumulated depreciation amounts with any resulting gain or loss reflected in income.

Revenue Recognition
The Properties earn rental income from tenants under leasing arrangements which generally provide for minimum rents, escalations and charges to tenants for their pro rata share of real estate taxes and operating expenses. All leases have been accounted for as operating leases.

The Properties recognize rental income from leases with scheduled rent increases on a straight-line basis over the lease term. Deferred rent conces-sions represent the difference between the straight-line rent and amounts cur-rently due.

Investment Advisory Fees
Fees earned by Clarion in its role as investment advisor are paid directly by SWIB. These financial statements reflect those fees as expenses with a corresponding capital contribution. The asset management fees for the years ended December 31, 1997, 1996 and 1995 were $308,809, $275,062 and $281,062, respectively.

Income Taxes
SWIB and the entities through which the Properties are owned are not subject to income taxes, therefore no income taxes have been provided in the accompanying financial statements.

Cash and Cash Equivalents
The Properties consider all highly liquid investments purchased with original maturities of three months or less, at the date of purchase, to be cash equiva-lents. At times, cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Properties' Man-agement believes it mitigates its risks by depositing cash with or investing cash equivalents through major financial institutions.

                  ORLANDO CENTRAL PARK AND 500 MEMORIAL DRIVE

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the recoverability of the real estate invest-ments. Actual results could differ from those estimates.

3. LEASES

Minimum future rental receipts under noncancelable operating leases which extend for more than one year at December 31, 1997 are as follows:

                         -----------
             1998        $ 4,609,000
             1999          3,921,000
             2000          2,277,000
             2001          1,765,000
             2002          1,268,000
             Thereafter    2,559,000
                         -----------
                         $16,399,000
                         ===========

Minimum rentals above do not include recoveries of operating expenses and real estate taxes. Recoveries of operating expenses and real estate taxes, included in base rental income, amounted to approximately $946,000, $1,068,000 and $1,015,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

4. PROPERTY MANAGEMENT FEES

Orlando Central Park
SWIB has retained Trammell Crow Realty Associates, Inc. ("Trammell Crow") to provide management services to Orlando Central Park on a year-to-year basis ending March 4, 1998. For its services, Trammell Crow receives a base manage-ment fee equal to 3% of base rents collected, as defined. SWIB has the right to terminate the agreement, with written notice, under certain conditions, as defined in the management agreement. For the years ended December 31, 1997, 1996 and 1995, fees incurred under this agreement were $112,000, $105,000 and $112,000, respectively.

Trammell Crow earns leasing commissions when it provides services in negoti-ating and obtaining, on behalf of SWIB, leases with tenants for Orlando Central Park in accordance with provisions of the management agreement.

Trammell Crow also earns fees for providing construction management services at the request of SWIB. The Construction Management fee is equal to (i) 8% of the construction costs of each capital repair in excess of $10,000, as defined in the agreement, and (ii) 8% of the construction costs of alterations, additions and improvement work made by SWIB on behalf of tenants, as defined in the agreement.

500 Memorial Drive
Prior to December 31, 1996, SWIB retained Jones Lang Wooton USA ("JLW USA"), a former affiliate of Clarion, to provide management services to 500 Memorial Drive on a year-to-year basis. For its services, JLW USA received a management fee equal to 3% of gross income collected, as defined in the management agree-ment. For the years ended December 31, 1996 and 1995, fees incurred under these agreements were approximately $39,000 and $37,000, respectively.

Effective January 1, 1997, SWIB entered into an agreement with Clarion Realty Services, LLC, ("Realty Services"), an affiliate of Clarion, to provide manage-ment services to 500 Memorial Drive on a month-to-month basis which is cancel-able by either party with 30 days written notice. During 1997, fees incurred under this agreement were approximately $37,000.

Realty Services earns fees from leasing commissions when it provides services in negotiating and obtaining, on behalf of SWIB, leases with tenants for 500 Memorial Drive in accordance with provisions of the management agreement as defined. No such fees for leasing commissions were incurred in 1997 and 1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholder of
 Knickerbocker Properties, Inc.
 II:

We have audited the accompanying historical cost balance sheet of Knickerbocker Properties, Inc. II, a wholly owned subsidiary of the New York State Teachers' Retirement System, as of December 31, 1997, and the related historical cost statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audit provides a reasonable basis for our opin-ion.

As described in Note 2, the Company was acquired in a business combination with a newly formed public real estate investment trust in February 1998. Accord-ingly, the accompanying financial statements were prepared under the historical cost basis of accounting for the purpose of complying with the rules and regu-lations of the Securities and Exchange Commission.

In our opinion, the historical cost financial statements referred to above present fairly, in all material respects, the financial position of Knicker-bocker Properties, Inc. II as of December 31, 1997, and the results of its operations and its cash flows for the year then ended on the historical cost basis of accounting described in Note 2.

                                       Arthur Andersen LLP

New York, New York
July 20, 1998

                       KNICKERBOCKER PROPERTIES, INC. II

                                 BALANCE SHEET

                                                   ------------
                                                   DECEMBER 31,
                                                   ------------
                                                          1997
                                                   -----------
ASSETS
Real estate investments
 Land                                              $ 3,691,118
 Building and improvements                          16,969,431
 Tenant improvements                                   119,484
                                                   -----------
  Rental Property                                   20,780,033
 Accumulated depreciation and amortization          (3,280,374)
                                                   -----------
  Net Rental Property                               17,499,659
                                                   -----------
Cash and cash equivalents                               93,198
Deferred rent receivable                               110,501
Other assets                                            43,547
                                                   -----------
  Total Assets                                     $17,746,905
                                                   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued expenses              $    34,736
Security deposits                                      148,812
Unearned rental income                                  62,073
                                                   -----------
  Total Liabilities                                    245,621
                                                   -----------
Stockholder's Equity
 Common Stock $1 par value; 500 shares authorized,
  issued and outstanding                                   500
 Additional Paid in Capital                         17,500,784
 Retained Earnings                                          --
                                                   -----------
 Total Stockholder's Equity                         17,501,284
                                                   -----------
  Total Liabilities and Stockholder's Equity       $17,746,905
                                                   ===========


   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                            STATEMENT OF OPERATIONS

                                     ----------
                                       FOR THE
                                     YEAR ENDED
                                     DECEMBER 31,
                                     ----------
                                           1997
                                     ----------
REVENUE
Rental income                        $1,769,280
Escalation and reimbursement income     491,384
Other income                              5,790
                                     ----------
 Total Revenue                        2,266,454
                                     ----------
EXPENSES
Property taxes                          299,337
Operating expenses                      208,671
Depreciation and amortization           494,777
                                     ----------
 Total Expenses                       1,002,785
                                     ----------
Net income                           $1,263,669
                                     ==========



   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                       STATEMENT OF STOCKHOLDER'S EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                              --------------------------------------------
                                      ADDITIONAL
                              COMMON     PAID-IN     RETAINED
                               STOCK     CAPITAL     EARNINGS        TOTAL
                              ------ -----------  -----------  -----------
Balance at January 1, 1997     $ 500 $17,670,855  $        --  $17,671,355
 Net income                                         1,263,669    1,263,669
 Capital contributions                   283,435           --      283,435
 Dividends                              (453,506)  (1,263,669)  (1,717,175)
                              ------ -----------  -----------  -----------
Balance at December 31, 1997   $ 500 $17,500,784  $        --  $17,501,284
                              ====== ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                            STATEMENT OF CASH FLOWS

                                          -----------
                                            FOR THE
                                          YEAR ENDED
                                          DECEMBER 31,
                                          -----------
                                                 1997
                                          -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                $1,263,669
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation and amortization               494,777
 Changes in assets--(Increase) Decrease:
  Other assets                                 5,569
  Deferred rent receivable                    38,458
 Changes in liabilities--Increase
  (Decrease):
  Accounts payable and accrued expenses        1,611
  Unearned rental income                       3,143
  Security deposits                            1,816
                                          ----------
Net cash provided by operating
 activities                                1,809,043
                                          ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital and tenant improvements             (362,291)
                                          ----------
Net cash used in investing activities       (362,291)
                                          ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Capital contributions                        283,435
Dividends                                 (1,717,175)
                                          ----------
Net cash used in financing activities     (1,433,740)
                                          ----------
Net increase (decrease) in cash               13,012
Cash and cash equivalents at beginning
 of year                                      80,186
                                          ----------
Cash and cash equivalents at end of year  $   93,198
                                          ==========


   The accompanying notes are an integral part of these financial statements.

                       KNICKERBOCKER PROPERTIES, INC. II

                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company
Knickerbocker Properties, Inc. II (the "Company") was incorporated under the laws of the State of Delaware on May 16, 1990. The Company is wholly owned by the New York State Teachers' Retirement System ("NYSTRS"), a pension benefit organization for New York State teachers. The Company owns Kent West Corporate Park (the "Rental Property"), a multi-building industrial park located in Kent, Washington. Cash flow in excess of operating requirements is distributed to NYSTRS.

The Company entered into an agreement in October 1997 with a newly formed public real estate investment trust to be acquired in a business combination. The transaction was consummated in February 1998.

ERE Yarmouth, Inc. was the investment advisor for NYSTRS with respect to the Rental Property. On July 13, 1998, Lend Lease Corporation Limited changed the name of its wholly owned subsidiary, ERE Yarmouth, Inc. to Lend Lease Real Estate Investments, Inc. ("Lend Lease").

2. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The Company was acquired in a business combination with a newly formed real estate investment trust in February 1998. Accordingly, the financial state-ments were prepared under the historical cost basis of accounting for the pur-pose of complying with the rules and regulations of the Securities and Exchange Commission.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to the recoverability of the operating prop-erty and the deferred rent receivable. Actual results could differ from these estimates.

Cash and Cash Equivalents
The Company classifies as cash equivalents any investments which can be readily converted to cash and have an original maturity of less than three months. Financial instruments which potentially subject the Company to concen-trations of credit risk consist principally of cash balances held with finan-cial institutions which at times exceed federally insurable limits.

Rental Property
Rental Property is presented in the balance sheets at cost, which includes fees for services related to the acquisition of the Rental Property. Deprecia-tion of the buildings is computed using the straight-line method over the estimated useful lives of the property, generally 40 years. Depreciation of improvements to the Rental Property is computed using the straight-line method over the useful life of the improvement. Tenant improvements and commissions paid for services related to the signing of new leases, are amortized using the straight-line method over the remaining term of the lease to which they relate.

Expenditures for major renewals and betterments are capitalized and expendi-tures for repairs and maintenance are expensed when incurred. Sales and dis-posals of assets are recorded by removing the related cost and accumulated depreciation amounts with any resulting gain or loss reflected in income.

Revenue Recognition
The Company recognizes base rental income on straight-line basis over the terms of the related leases. The effect of this straight-lining is recorded as deferred rent receivable on the accompanying balance sheets. Additional rents which are provided for in individual tenant leases primarily relate to the reimbursement of certain operating expenses of the Rental Property. The Com-pany recognizes such reimbursements of expenses by tenants as revenue when earned, and the amounts can be reasonably estimated.

Income Taxes
The Company is exempt from income taxation pursuant to Section 501(c)(25) of the Internal Revenue Code. Accordingly, no income taxes have been provided in the accompanying financial statements.

Investment Advisors Fees
Fees earned by Lend Lease in 1997 in its role as investment advisor, were paid directly by NYSTRS and, therefore, are not included in the Statement of Operations.

                       KNICKERBOCKER PROPERTIES, INC. II

Financial Instruments
The fair value of the Company's financial instruments, including cash and cash equivalents, approximates carrying value. Fair values were estimated based on quoted market prices, where available.

3. RENTAL PROPERTY

Rental Property consists of five office buildings aggregating approximately 400,000 square feet. As of December 31, 1997, the Rental Property was 100% occupied.

The Company's Rental Property is being leased to tenants under operating leases that expire at various dates through 2001. For the year ended December 31, 1997, three tenants in the warehouse/distribution, medical laboratory and dis-tribution industry accounted for approximately 42%, 24% and 18%, respectively, of base rental income.

Future minimum rents to be received from tenants under noncancelable leases in effect at December 31, 1997 are as follows:

                   ----------
             1998  $1,430,741
             1999     808,518
             2000      99,321
             2001       7,194
                   ----------
                   $2,345,774
                   ==========

The Company is also entitled to additional rents, which are not included above, and which are primarily based upon escalations of real estate taxes and oper-ating expenses over base period amounts.

4. RELATED PARTY TRANSACTIONS

Certain officers of the Company are also officers or employees of Lend Lease.

5. LOCAL IMPROVEMENT DISTRICT COSTS

The Rental Property has been assessed local improvement district costs of $194,758, of which $95,426 is outstanding at December 31, 1997, by the local county authorities. These costs are payable through 2009. The Company's policy is to bill tenants for their pro rata share of these assessments. To the extent the Rental Property is not fully leased, the Company would have to incur a pro rata portion of these costs. Since the Company anticipates having the ability to bill all costs, these amounts are not included as liabilities on the balance sheet. The payments, including interest ranging from 7.85% to 7.98%, for each of the next five years and thereafter are as follows:

                         --------
             1998        $ 15,778
             1999          15,128
             2000          14,468
             2001          13,817
             2002          13,167
             Thereafter    71,742
                         --------
                         $144,100
                         ========

The total amount of interest included in the above minimum payments is $48,674, to be paid through May 2009.

                       KNICKERBOCKER PROPERTIES, INC. II

For the year ended December 31, 1997, the Company paid $15,268 of such costs, which are included in property taxes on the accompanying statement of opera-tions.

6. MANAGEMENT AGREEMENT

The Company entered into a Real Estate Management Agreement with Crow-Wash-ington Management Limited Partnership ("Crow") to manage the operations of the property. In accordance with this agreement, Crow is paid a management fee based on the rental income collected, as defined. Total management fees for the year ended December 31, 1997 amounted to $63,686.

                          INDEPENDENT AUDITORS' REPORT

The Retirement Board Pennsylvania Public
 School Employes' Retirement System:

We have audited the accompanying combined balance sheets of Pennsylvania Public School Employes' Retirement System Industrial Properties Portfolio Managed by RREEF America L.L.C. (the Portfolio, as defined in Note 1) as of December 31, 1997 and 1996, and the related combined statements of operations, combined own-er's equity, and combined cash flows for the years then ended and the period from July 6, 1995 (date of acquisition) to December 31, 1995. In connection with our audits of the aforementioned combined financial statements, we have also audited the accompanying Schedule III, Combined Real Estate and Accumu-lated Depreciation as of December 31, 1997. These combined financial statements and combined financial statement schedule are the responsibility of the Portfo-lio's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Port-folio as of December 31, 1997 and 1996, and the combined results of its opera-tions and its combined cash flows for the years then ended and for the period from July 6, 1995 (date of acquisition) to December 31, 1995 in conformity with generally accepted accounting principles. Also in our opinion, the related com-bined financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all mate-rial respects, the information set forth therein.

                                       KPMG Peat Marwick LLP

Chicago, Illinois
July 2, 1998

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                            COMBINED BALANCE SHEETS

                                         --------------------------
                                                DECEMBER 31,
                                         --------------------------
                                                 1997          1996
                                         ------------  ------------
ASSETS
Real estate:
 Land                                    $ 21,148,662  $ 21,148,662
 Building and improvements                 84,932,488    83,748,432
 Accumulated depreciation                  (7,228,786)   (4,142,761)
                                         ------------  ------------
                                           98,852,364   100,754,333
Cash and cash equivalents                   1,253,007     1,431,677
Rents and other tenant receivables, net       252,299       462,457
Accrued rents receivable (note 4)           2,360,015     1,901,037
Deferred expenses (note 3)                    482,860       331,426
Other assets                                  149,804       184,028
                                         ------------  ------------
  Total Assets                           $103,350,349  $105,064,958
                                         ============  ============
LIABILITIES AND OWNER'S EQUITY
Accounts payable and accrued expenses    $  2,358,078  $  1,255,294
Tenant security deposits                      364,047       327,400
Other liabilities                              40,739        42,344
                                         ------------  ------------
  Total Liabilities                         2,762,864     1,625,038
                                         ------------  ------------
Owner's Equity                            100,587,485   103,439,920
                                         ------------  ------------
  Total Liabilities and Owner's Equity   $103,350,349  $105,064,958
                                         ============  ============


    The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA, L.L.C.

                       COMBINED STATEMENTS OF OPERATIONS

                               --------------------------------------
                                                          PERIOD FROM
                                YEARS ENDED DECEMBER 31,   JULY 6, TO
                               ------------------------- DECEMBER 31,
                                       1997         1996         1995
                               ------------ ------------ ------------
REVENUE
Rental income (note 4)         $ 12,427,862 $ 12,348,207   $5,859,691
Tenant reimbursements             1,122,405    1,389,320      333,724
Interest                             82,480      139,190       95,901
Other                               124,888      633,066        2,667
                               ------------ ------------ ------------
 Total Income                    13,757,635   14,509,783    6,291,983
EXPENSES
Property taxes                      963,073    1,234,230      271,316
Operating expenses (note 5)         951,396      853,074      271,920
Advisor fees (note 5)             2,327,357      731,836      339,440
Depreciation and amortization     3,183,564    2,858,119    1,304,717
                               ------------ ------------ ------------
 Total Expenses                   7,425,390    5,677,259    2,187,393
                               ------------ ------------ ------------
Net income                     $  6,332,245 $  8,832,524   $4,104,590
                               ============ ============ ============


    The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                      COMBINED STATEMENT OF OWNER'S EQUITY

             YEARS ENDED DECEMBER 31, 1997 AND DECEMBER 31, 1996,
               AND THE PERIOD FROM JULY 6, TO DECEMBER 31, 1995

                              ------------
Beginning Balance             $         --
 Contributions                  98,561,147
 Distributions                  (4,050,000)
 Net income                      4,104,590
                              ------------
Balance at December 31, 1995    98,615,737
 Contributions                   7,147,878
 Distributions                 (11,156,219)
 Net income                      8,832,524
                              ------------
Balance at December 31, 1996   103,439,920
 Contributions                     745,320
 Distributions                  (9,930,000)
 Net income                      6,332,245
                              ------------
Balance at December 31, 1997  $100,587,485
                              ============


    The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA, L.L.C.

                       COMBINED STATEMENTS OF CASH FLOWS

                                       ---------------------------------------
                                                                   PERIOD FROM
                                       YEARS ENDED DECEMBER 31,      JULY 6 TO
                                       -------------------------  DECEMBER 31,
                                              1997          1996          1995
                                       -----------  ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                             $ 6,332,245  $  8,832,524  $  4,104,590
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
 Depreciation and amortization           3,183,564     2,858,119     1,304,717
 Accrued rents receivable                 (458,978)   (1,201,791)     (699,246)
 Changes in:
  Rents and other tenant receivables,
   net                                     210,158      (162,845)     (299,613)
  Other assets                              34,224       (90,876)      (93,152)
  Accounts payable and accrued
   expenses                              1,102,784       754,998       500,296
  Tenant security deposits                  36,647        23,796       303,604
  Other liabilities                         (1,605)     (125,335)      167,679
                                       -----------  ------------  ------------
Net cash provided by operating
 activities                             10,439,039    10,888,590     5,288,875
                                       -----------  ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
 Purchase of real estate investment
  property (note 1)                             --    (6,268,069)  (96,049,051)
 Additions and improvements to real
  estate                                (1,184,056)   (1,518,383)   (1,061,591)
 Payment of deferred expenses             (248,973)     (350,140)       (1,360)
                                       -----------  ------------  ------------
Net cash used in investing activities   (1,433,029)   (8,136,592)  (97,112,002)
                                       -----------  ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
 Contributions                             745,320     7,147,878    98,561,147
 Distributions                          (9,930,000)  (11,156,219)   (4,050,000)
                                       -----------  ------------  ------------
Net cash (used in) provided by
 financing activities                   (9,184,680)   (4,008,341)   94,511,147
                                       -----------  ------------  ------------
Net increase (decrease) in cash and
 cash equivalents                         (178,670)   (1,256,343)    2,688,020
Cash and cash equivalents, at
 beginning of period                     1,431,677     2,688,020            --
                                       -----------  ------------  ------------
Cash and cash equivalents, at end of
 period                                $ 1,253,007  $  1,431,677  $  2,688,020
                                       ===========  ============  ============


    The accompanying notes are an integral part of these combined financial statements.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. ORGANIZATION

The accompanying combined financial statements include the accounts of the industrial real estate investment properties and related title holding compa-nies, collectively referred to as the Portfolio, which are managed by RREEF America L.L.C. (Advisor) for Pennsylvania Public School Employes' Retirement System (PSERS). At December 31, 1997, the Portfolio included the following wholly owned real estate investment properties:

                                        -----------------------
       NAME OF PROPERTIES IN PORTFOLIO  LOCATION
       -------------------------------  -----------------------
       Medinah                          Roselle, Illinois
       Port Jersey                      Jersey City, New Jersey
       Westbelt                         Columbus, Ohio

On July 6, 1995, PSERS acquired industrial properties aggregating to approxi-mately 2,881,000 square feet located in Roselle, Illinois, Jersey City, New Jersey and Columbus, Ohio for a cash purchase price including closing costs of approximately $96,049,000.

On January 30, 1996, the Portfolio acquired a 225,000 square foot industrial property located in Bayonne, New Jersey for a cash purchase price including closing costs of approximately $6,268,000. The property is included in the Port Jersey Industrial Properties.

2. EXCHANGE OF PORTFOLIO OWNERSHIP INTEREST

On February 4, 1998, PSERS exchanged its ownership in the Portfolio for common shares in the newly formed Cabot Industrial Trust.

3. SIGNIFICANT ACCOUNTING POLICIES

Depreciation of buildings and improvements was provided using a 30-year life on a straight-line basis for financial reporting purposes.

Tenant improvement costs, included in buildings and improvements in the accom-panying balance sheets, were amortized using the straight-line method over the term of the lease to which they related.

Maintenance and repair expenses were charged to operations as incurred. Expen-ditures which extend the economic life or represent additional capital invest-ments benefiting future periods, including tenant improvements and leasing com-missions, were capitalized.

Deferred expenses were comprised of leasing commissions and other costs directly attributable to obtaining tenants were amortized over the terms of the leases to which they related.

For purposes of the combined statements of cash flows, the Portfolio considered all highly liquid marketable securities purchased with a maturity of three months or less to be cash equivalents.

The preparation of combined financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and dis-closure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the SFAS 107 value of all financial assets and liabilities for which it is practicable to estimate. Value is defined in the Statement as the amount at which the instru-ment could be exchanged in a current transaction

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1997 AND 1996

between willing parties, other than in a forced or liquidation sale. The Port-folio believed the carrying amount of its financial instruments approximated SFAS 107 value due to the relatively short maturity of these instruments.

The Portfolio adopted the provisions of Statement of Financial Accounting Stan-dards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, (SFAS 121), on January 1, 1996. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or change in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of this State-ment did not have an impact on the Portfolio's combined financial position, combined results of operations, or liquidity.

Pennsylvania Public School Employes' Retirement System and the Portfolio's title holding companies were exempt from taxes, and accordingly, no income tax provision was required.

4. LEASES

The Portfolio determined that all leases relating to the Portfolio's investment properties were to be classified as operating leases; therefore, rental income was reported when earned. Leases ranged from two to thirteen years and provide, with the exception of one tenant, for fixed base rent, partial reimbursement of operating costs, including real estate taxes. The lease of one tenant provides for the payment of base rent, additional rents related to increases in the Con-sumer Price Index and the direct payment of all operating costs, real estate taxes and insurance related to the property.

The approximate future minimum rentals on noncancelable long-term operating leases in effect at December 31, 1997 (exclusive of expense reimbursements) were as follows:

                            -----------
             CALENDAR YEAR       AMOUNT
             -------------  -----------
             1998           $12,151,511
             1999            11,661,702
             2000             9,843,562
             2001             7,441,810
             2002             3,889,381
             Thereafter      10,577,301
                            -----------
             Total          $55,565,267
                            ===========

A number of tenant leases contained provisions for scheduled rent increases during the term of the lease. Generally accepted accounting principles require that rental income be recorded for the period of occupancy using the effective monthly rent, which is the average monthly rent for the entire period of occu-pancy during the term of the lease. Accrued rents receivable represent future amounts receivable related to scheduled future rent increases. The net increases in accrued rents receivable during the years ended December 31, 1997 and 1996 and the period from July 6, 1995 to December 31, 1995, of $458,978, $1,201,791 and $699,246, respectively, represented increases to base rent reve-nue.

5. ADVISOR'S AND AFFILIATES FEES

The annual advisor's fee for the Portfolio was calculated in accordance with the agreement as a percentage of PSERS' original cash investment for those properties. All fees were paid quarterly in arrears.

                           PENNSYLVANIA PUBLIC SCHOOL
                          EMPLOYES' RETIREMENT SYSTEM
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

                           DECEMBER 31, 1997 AND 1996

An affiliate of the Advisor acted as the property manager, as well as performed leasing and construction supervisory services. A property management fee was paid based upon methods and rates that the Advisor believed was consistent with industry practice. Management fees for the years ended December 31, 1997 and 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $238,465, $287,879, and $119,055, respectively. Leasing commissions for the years ended December 31, 1997, 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $459,820, $216,380, and $1,360, respectively. Construction supervisory services for the years ended December 31, 1997, 1996 and the period from July 6, 1995 to December 31, 1995 amounted to $98,587, $53,981, and $0, respectively.

The Advisor was also entitled to receive an incentive fee based primarily on cumulative unrealized appreciation related to the Portfolio. During 1997, the amount of the incentive fee became determinable and $1,581,369 was accrued and included in accounts payable and accrued expenses. Such amount was unpaid at December 31, 1997.

                                                                    SCHEDULE III

                PENNSYLVANIA PUBLIC SCHOOL EMPLOYES' RETIREMENT
                        INDUSTRIAL PROPERTIES PORTFOLIO
                        MANAGED BY RREEF AMERICA L.L.C.

               COMBINED REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1997

                 ----------------------------------------------------------------------------------------------------------
                                           COSTS CAPITALIZED
                                               SUBSEQUENT TO     GROSS AMOUNT AT WHICH CARRIED
                    INITIAL COST(A)              ACQUISITION           AT CLOSE OF PERIOD
                 ------------------------- ----------------- -------------------------------------
                                                        LAND
                             BUILDINGS AND      BUILDING AND             BUILDING AND                ACCUMULATED     DATE
DESCRIPTION             LAND  IMPROVEMENTS      IMPROVEMENTS        LAND IMPROVEMENTS     TOTAL(B) DEPRECIATION(C) ACQUIRED
-----------      ----------- -------------      ------------ ----------- ------------ ------------ --------------- --------
Industrial
Property:
Medinah
Industrial Park
 (Roselle,
 Illinois)       $ 3,120,000   $17,668,584        $  195,457 $ 3,120,000  $17,864,041 $ 20,984,041      $1,488,130   7/6/95
Port Jersey
Industrial Park
 (Jersey City,
 New Jersey)      15,230,059    37,593,965         1,546,509  15,230,059   39,140,474   54,370,533       3,249,150   7/6/95
Westbelt
Business Park
 (Columbus,
 Ohio)             2,798,603    25,905,909         2,022,064   2,798,603   27,927,973   30,726,576       2,491,506   7/6/95
                 ----------- ------------- ----------------- ----------- ------------ ------------ ---------------
                 $21,148,662   $81,168,458        $3,764,030 $21,148,662  $84,932,488 $106,081,150      $7,228,786
                 =========== ============= ================= =========== ============ ============ ===============
                    LIFE ON
                     WHICH
                 DEPRECIATION
                 IN STATEMENT
                 OF OPERATIONS
DESCRIPTION       IS COMPUTED
-----------      -------------
Industrial
Property:
Medinah
Industrial Park
 (Roselle,
 Illinois)            30 years
Port Jersey
Industrial Park
 (Jersey City,
 New Jersey)        2-30 years
Westbelt
Business Park
 (Columbus,
 Ohio)              2-30 years

----
Notes

(A) The initial cost to the Portfolio represents the original purchase price of the properties.
(B) Reconciliation of real estate owned:
(C) Reconciliation of accumulated depreciation:

                                -------------------------------------
                                        1997         1996        1995
                                ------------ ------------ -----------
Balance at beginning of period  $104,897,094 $ 97,110,642 $97,110,642
Additions during period            1,184,056    7,786,452          --
                                ------------ ------------ -----------
Balance at end of period        $106,081,150 $104,897,094 $97,110,642
                                ============ ============ ===========
                                -------------------------------------
Balance at beginning of period    $4,142,761   $1,304,717  $       --
Depreciation expense               3,086,025    2,838,044   1,304,717
                                ------------ ------------ -----------
Balance at end of period          $7,228,786   $4,142,761  $1,304,717
                                ============ ============ ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Prudential
 Properties Group:

We have audited the accompanying combined balance sheets of Prudential Proper-ties Group, as defined in Note 1, as of December 31, 1997 and 1996, and the related combined statements of operations, owners' equity and cash flows for the each of the three years in the period ended December 31, 1997. These com-bined financial statements are the responsibility of the management of the Pru-dential Properties Group. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of mate-rial misstatement. An audit includes examining, on a test basis, evidence sup-porting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement pre-sentation. We believe that our audits provide a reasonable basis for our opin-ion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Prudential Prop-erties Group at December 31, 1997 and 1996, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic com-bined financial statements taken as a whole. The schedule listed in the index of financial statements is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic finan-cial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                       Arthur Andersen LLP

Boston, Massachusetts
July 13, 1998

                          PRUDENTIAL PROPERTIES GROUP

                            COMBINED BALANCE SHEETS

                                                 ------------------------
                                                      DECEMBER 31,
                                                 ------------------------
                                                        1997         1996
                                                 -----------  -----------
     ASSETS
     Real Estate:
      Land                                       $ 8,302,419  $ 8,302,419
      Buildings and improvements                  35,656,389   35,656,389
      Accumulated depreciation                    (4,889,338)  (3,997,931)
                                                 -----------  -----------
                                                  39,069,470   39,960,877
     Cash and Cash Equivalents                       210,152       61,377
     Accounts Receivable and Accrued Investment
      Income                                         105,472       53,272
     Deferred Leasing Costs                          690,126      181,461
     Deferred Rent Concessions                       354,180      345,406
     Other Assets                                      6,280        6,284
                                                 -----------  -----------
       Total assets                              $40,435,680  $40,608,677
                                                 ===========  ===========
     LIABILITIES
     Accounts Payable and Accrued Expenses       $   558,803  $   557,563
     Other Liabilities                               262,040       75,000
                                                 -----------  -----------
       Total liabilities                             820,843      632,563
                                                 -----------  -----------
     Owners' Equity                               39,614,837   39,976,114
                                                 -----------  -----------
       Total Liabilities and Owners' Equity      $40,435,680  $40,608,677
                                                 ===========  ===========


    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                       COMBINED STATEMENTS OF OPERATIONS

                                    --------------------------------
                                        YEARS ENDED DECEMBER 31,
                                    --------------------------------
                                          1997       1996       1995
                                    ---------- ---------- ----------
     REVENUE
     Rental income                  $4,771,907 $4,433,557 $3,776,468
     Other income                       59,311      1,975         --
                                    ---------- ---------- ----------
      Total revenue                  4,831,218  4,435,532  3,776,468
     EXPENSES
     Property taxes                    343,993    371,771    290,962
     Operating expenses                638,128    823,830    482,778
     Depreciation and amortization     975,664    928,406    686,548
                                    ---------- ---------- ----------
      Total expenses                 1,957,785  2,124,007  1,460,288
                                    ---------- ---------- ----------
     Net income                     $2,873,433 $2,311,525 $2,316,180
                                    ========== ========== ==========



    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                     COMBINED STATEMENTS OF OWNERS' EQUITY

             FOR THE YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995

                                                          -----------
        Owners' Equity, December 31, 1994                 $29,998,086
         Net transfers to owners                           (3,061,947)
         Net income for the year ended December 31, 1995    2,316,180
                                                          -----------
        Owners' Equity, December 31, 1995                  29,252,319
         Net transfers from owners                          8,412,270
         Net income for the year ended December 31, 1996    2,311,525
                                                          -----------
        Owners' Equity, December 31, 1996                  39,976,114
         Net transfers to owners                           (3,234,710)
         Net income for the year ended December 31, 1997    2,873,433
                                                          -----------
        Owners' Equity, December 31, 1997                 $39,614,837
                                                          ===========



    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                       COMBINED STATEMENTS OF CASH FLOWS

                                           -----------------------------------
                                               YEARS ENDED DECEMBER 31,
                                           -----------------------------------
                                                 1997         1996        1995
                                           ----------  -----------  ----------
OPERATING ACTIVITIES
Net income                                 $2,873,433  $ 2,311,525  $2,316,180
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
 Depreciation and amortization                975,664      928,406     686,548
Changes in assets--(increase) decrease
 Accounts receivable                          (52,200)      35,811    (122,243)
 Other assets                                       3           22      (1,621)
 Deferred rent concessions                     (8,774)    (155,098)    (83,760)
Changes in liabilities--increase
 (decrease):
 Accounts payable and accrued expenses          1,240      175,689     193,561
 Other liabilities                            187,040           --          --
                                           ----------  -----------  ----------
Net cash provided by operating activities   3,976,406    3,296,355   2,988,665
                                           ----------  -----------  ----------
INVESTING ACTIVITIES
Property acquisitions                              --  (11,574,600)         --
Payments for capital and tenant
 improvements                                (592,921)    (167,809)         --
                                           ----------  -----------  ----------
Net cash used in investing activities        (592,921) (11,742,409)         --
                                           ----------  -----------  ----------
FINANCING ACTIVITIES
Net transfers (to) from owners             (3,234,710)   8,412,270  (3,061,947)
                                           ----------  -----------  ----------
Net increase (decrease) in cash               148,775      (33,784)    (73,282)
Cash and cash equivalents, beginning of
 year                                          61,377       95,161     168,443
                                           ----------  -----------  ----------
Cash and cash equivalents, end of year     $  210,152  $    61,377  $   95,161
                                           ==========  ===========  ==========


    The accompanying notes are an integral part of these combined financial statements.

                          PRUDENTIAL PROPERTIES GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION

Prudential Properties Group (Prudential Group) is not a legal entity but rather a combination of all the assets, liabilities and operations for seven warehouse buildings; some of which were owned by a title holding corporation and some of which are owned by The Prudential Insurance Company of America on behalf of a single-client separate account. As of October 1, 1997, title to the properties owned by the title holding corporation was transferred to The Prudential Insur-ance Company of America on behalf of a single-client separate account. Pruden-tial Group properties were managed, leased and operated by The Prudential's Private Asset Management Group--Real Estate Division (PAMG), the investment manager, pursuant to contracts with its pension fund clients. The accompanying financial statement include all of the direct and indirect costs of the busi-ness of Prudential Group. A summary of the holdings of Prudential Group is as follows (each location has one building):

                                     ---------------------
                                     NUMBER OF
       BULK DISTRIBUTION PROPERTIES    TENANTS SQUARE FEET
       ----------------------------  --------- -----------
       Ontario, CA                           1     284,599
       Hebron, KY                            1     192,000
       Cincinnati, OH                        1     192,000
       Cincinnati, OH                        1     204,800
       Columbus, OH                          3     205,109
       Columbus, OH                          1     156,000
       Fulton County, GA                     1     231,835
                                               -----------
                                                 1,466,343
                                               ===========

2. FORMATION TRANSACTION

Under the provisions of the Contribution Agreement executed by each property owner, Prudential Group contributed all of its properties to Cabot Industrial Trust (the Company) on February 4, 1998 and received common shares from the Company. The impact of this transaction is not reflected in the accompanying financial statements.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Combination
The accompanying financial statements have been presented on a combined basis, at historical cost, because Prudential Group is under the common management of PAMG through investment advisory agreements. All significant intercompany transactions and balances have been eliminated in combination.

Real Estate Investments
Real estate investments, which consist of industrial warehouses, are stated at cost. Expenditures for ordinary maintenance and repairs are expensed to opera-tions as incurred. Significant renovations and improvements that improve or extend the useful life of the assets are capitalized. Except for amounts attributed to land, rental property and improvements are depreciated over their estimated useful lives using the straight-line method. The estimated useful lives by asset category are as follows:

                            -------------
                                ESTIMATED
ASSET CATEGORY                USEFUL LIFE
--------------              -------------
Buildings and improvements    40 years
Tenant improvements         Life of lease

Prudential Group adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed of, on January 1, 1996. This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement did not have an impact on Prudential Group's financial position, results of operations or liquidity.

                          PRUDENTIAL PROPERTIES GROUP

Lease Acquisition Costs
Capitalized lease acquisition costs are recorded at cost. These costs are amor-tized over the respective lives of the leases. Unamortized costs are charged to expense in the event of any early termination of the lease.

Rental Income
All leases are classified as operating leases. Certain leases provide for min-imum rent payments that increase during the term of the lease and tenant occu-pancy during periods for which no rent is due. Prudential Group records rental income for the full term of each lease on a straight-line basis. As of December 31, 1997 and 1996, the receivables from tenants, net of reserves, which Pruden-tial Group expects to collect over the remaining life of these leases rather than currently, were approximately $354,000 and $345,000, respectively (De-ferred Rent). The amounts included in rental income for the years ended December 31, 1997, 1996 and 1995, which are not currently due, were approxi-mately $9,000, $155,000 and $84,000, respectively. Deferred Rent is not recog-nized for income tax purposes until received.

Fair Value of Financial Instruments
The carrying values of cash and cash equivalents, rents receivable (excluding Deferred Rent), accounts payable and accrued expenses are reasonable estimates of their fair value.

Income Taxes
The properties are owned in tax-exempt real estate title holding companies or directly by other legal entities not subject to tax. Since the taxable oper-ating results of Prudential Group are either included in the income tax returns of tax-exempt entities or the owners, no provision for state and federal income taxes has been reflected in these financial statements.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancelable operating leases for the industrial properties as of December 31, 1997 were as follows:

                         -----------
             1998        $ 4,329,812
             1999          3,472,172
             2000          2,942,526
             2001          2,003,584
             2002          1,552,436
             Thereafter    2,474,062
                         -----------
                         $16,774,592
                         ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. Prudential Group is subject to the usual business risks associated with the collection of the above scheduled rents.

                          PRUDENTIAL PROPERTIES GROUP

5. TRANSACTIONS WITH THE INVESTMENT MANAGER

Under the provisions of the separate investment management agreements, Pruden-tial Group is obligated to pay PAMG acquisition and asset management fees. Acquisition fees are payable based on a percentage of acquisition cost (ranging from .75% to .80%), and asset management fees are payable based on a percentage (ranging from .20% to .40%) of the properties' net cost and/or a percentage (ranging from 0% to 7.5%) of the properties' net operating income. Incentive fees are based on performance in excess of various levels of internal rates of return. Fees incurred under the agreements were as follows:

                            --------------------------------
                            FOR THE YEARS ENDED DECEMBER 31,
                            --------------------------------
       FEE INCURRED               1997       1996       1995
       ------------         ---------- ---------- ----------
       Asset management       $251,018 $  274,410 $  168,796
       Acquisition                  --     93,000         --
       Property management      73,172     62,835     60,302
       Incentive                    --     76,514      3,400

At December 31, 1997, December 31, 1996 and December 31, 1995, total fees pay-able to PAMG were $251,018, $308,103 and $124,505, respectively.

All property and asset management fees are expensed as incurred and included in management fees in the accompanying statements of operations.

6. COMMITMENTS AND CONTINGENCIES

Environmental
Prudential Group, as an owner of real estate, is subject to various environ-mental laws of federal and local governments. Prudential Group made certain representations and warranties to the Company in the Contribution Agreement entered into among the parties in connection with the Formation Transactions (see Note 2), with respect to environmental and certain other matters. Compli-ance by the Prudential Group with existing laws has not had a material adverse effect on either financial condition or results of operations, and management does not believe it will have such an impact in the future. However, Prudential Group cannot predict the impact of new or changed laws or regulations on its current properties or on properties that it may acquire in the future.

6. COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation
Management of Prudential Group does not believe there is any litigation threat-ened against it other than routine litigation arising out of the ordinary course of business, some of which is expected to be covered by liability insur-ance, none of which is expected to have a material adverse effect on the oper-ating results or financial position of Prudential Group.

                                                                    SCHEDULE III

                          PRUDENTIAL PROPERTIES GROUP

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                      ---------------------------------------------------------------------------
                                                                 COSTS CAPITALIZED
                                       INITIAL COST TO GROUP SUBSEQUENT TO ACQUISITION
                                  -------------------------   ------------------------------
                                                 BUILDINGS                         BUILDINGS
                                                       AND                               AND
DESCRIPTION(1)           LOCATION    LAND     IMPROVEMENTS        LAND          IMPROVEMENTS
--------------        ----------- ---------- --------------   ------------  ----------------
Vintage Avenue        Ontario CA  $    3,761      $     6,918        --               --
                      Fulton Co.
Westgate Parkway      GA               1,619            4,196        --               --
International
Way                   Hebron KY          663            4,483        --               --
International Blvd.,  Cincinnati
Building 1            OH                 564            4,858        --               --
International Blvd.,  Cincinnatti
Building 2            OH                 464            4,858        --               --
Port Road,
Building 1            Columbus OH        651            5,974        --               --
Port Road,
Building 2            Columbus OH        580            4,370        --               --
                                  ---------- --------------   ------------  ----------------
                                  $    8,302      $    35,657        --               --
                                  ========== ==============   ============  ================
                                  GROSS AMOUNT
                           CARRIED AT DECEMBER 31,1997
                      -----------------------------------------
                                BUILDINGS
                                      AND           ACCUMULATED        DATE     DATE DEPRECIABLE
DESCRIPTION(1)          LAND IMPROVEMENTS TOTAL(2) DEPRECIATION CONSTRUCTED ACQUIRED       LIVES
--------------        ------ ------------ -------- ------------ ----------- -------- -----------
Vintage Avenue        $3,761      $ 6,918  $10,679       $1,557        1988     1998          40
Westgate Parkway       1,619        4,196    5,815          944        1988     1998          40
International
Way                      663        4,483    5,146          598        1990     1992          40
International Blvd.,
Building 1               564        4,858    5,422          647        1990     1992          40
International Blvd.,
Building 2               464        4,858    5,322          647        1990     1992          40
Port Road,
Building 1               651        5,974    6,625          286        1995     1996          40
Port Road,
Building 2               580        4,370    4,950          210        1995     1996          40
                      ------ ------------ -------- ------------
                      $8,302      $35,657  $43,959       $4,889
                      ====== ============ ======== ============

----
(1) All properties consist of single buildings which are considered to be Industrial
(2) The aggregate cost for Federal Income Tax purposes as of December 31, 1996 was approximately $44 million

The changes in the total Investment in real estate for the years ended December 31, 1997 and 1996 are as follows:

                                ---------------
                                 DECEMBER 31,
                                ---------------
                                   1997    1996
                                ------- -------
Balance, beginning of the year  $43,959 $32,384
Acquisitions                         --  11,575
                                ------- -------
Balance, end of year            $43,959 $43,959
                                ======= =======

The changes in accumulated depreciation for the years ended December 31, 1997 and 1996 are as follows:

                                ---------------
                                 DECEMBER 31,
                                ---------------
                                   1997    1996
                                ------- -------
Balance, beginning of the year  $ 3,998 $ 3,128
Depreciation                        891     870
                                ------- -------
Balance, end of year            $ 4,889 $ 3,998
                                ======= =======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of West Coast
 Industrial, LLC:

We have audited the accompanying Combined Statement of Revenue and Certain Expenses of West Coast Industrial, LLC (the Portfolio) for the year ended December 31, 1997. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Portfolio's management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Cer-tain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the Com-bined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by man-agement, as well as evaluating the overall presentation of the Combined State-ment of Revenue and Certain Expenses. We believe that our audit provides a rea-sonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a complete presentation of the Portfolio's revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Portfolio described in Note 2 for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
June 30, 1998

                           WEST COAST INDUSTRIAL, LLC

               COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                  ------------
                                                    YEAR ENDED
                                                  DECEMBER 31,
                                                          1997
                                                  ------------
           REVENUES
           Base Rent                                $3,269,657
           Tenant Reimbursements                       301,019
           Other Income                                 16,770
                                                  ------------
            Total Revenues                           3,587,446
                                                  ------------
           EXPENSES
           Property, Operating and Maintenance         144,184
           Real Estate Taxes                           366,042
           Management Fees                              63,285
           Insurance                                   237,148
                                                  ------------
            Total Expenses                             810,659
                                                  ------------
           Revenue in Excess of Certain Expenses    $2,776,787
                                                  ============



     The accompanying notes are an integral part of this combined financial statement.

                           WEST COAST INDUSTRIAL, LLC

          NOTES TO COMBINED STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

The accompanying Combined Statement of Revenue and Certain Expenses relates to the operations of West Coast Industrial, LLC (the Portfolio). The Portfolio consists of nine buildings totaling approximately 700,000 rentable square feet, which are located at the following addresses:

                                             --------------
             East Howell Avenue, Building 1  Anaheim     CA
             East Howell Avenue, Building 2  Anaheim     CA
             Commonwealth Avenue             Fullerton   CA
             Artesia Avenue, Building 1      Fullerton   CA
             Artesia Avenue, Building 2      Fullerton   CA
             Avenida Encinas, Building 1     Carlsbad    CA
             Avenida Encinas, Building 2     Carlsbad    CA
             Reed Avenue, Building 1         Sacramento  CA
             Reed Avenue, Building 2         Sacramento  CA

These properties were acquired by the Portfolio on August 12, 1997, from an unrelated party and were contributed to Cabot Industrial Trust on February 4, 1998 as part of the Formation Transactions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Combined Statement of Revenue and Certain Expenses was pre-pared for the purpose of complying with the rules and regulations of the Secu-rities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual operations of the Portfolio for the period presented nor indicative of future operations as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Portfolio, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Combined Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases. The portfolio has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined.

                           WEST COAST INDUSTRIAL, LLC

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancelable operating leases for the Portfolio as of December 31, 1997 were as follows:

                               -----------
                   1998        $ 3,057,505
                   1999          2,740,537
                   2000          2,607,223
                   2001          2,598,079
                   2002          1,742,238
                   Thereafter    9,578,300
                               -----------
                               $22,323,882
                               ===========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Portfolio is subject to the usual business risks associated with the collection of the above scheduled rents.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of The 4B's:

We have audited the accompanying Statement of Revenue and Certain Expenses of The 4B's (the Property) for the period from inception (September 1, 1997) through December 31, 1997. The Statement of Revenue and Certain Expenses is the responsibility of the Property's management. Our responsibility is to express an opinion on the Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing stan-dards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures made in the State-ment of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust as described in Note 2 and is not intended to be a com-plete presentation of the Property's revenue and expenses.

In our opinion, the Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property described in Note 2 for the period from inception (September 1, 1997) through December 31, 1997, in conformity with generally accepted accounting principles.

                                       Arthur Andersen LLP

Boston, Massachusetts
August 3, 1998

                                   THE 4 B'S

                   STATEMENT OF REVENUE AND CERTAIN EXPENSES

                                                  ------------
                                                   PERIOD FROM
                                                     INCEPTION
                                                       THROUGH
                                                  DECEMBER 31,
                                                          1997
                                                  ------------
           REVENUES
           Base Rent                                  $337,120
           Tenant Reimbursements                        71,694
                                                  ------------
            Total Revenues                             408,814
                                                  ------------
           EXPENSES
           Property, Operating and Maintenance          27,129
           Real Estate Taxes                            41,509
           Professional Fees                            47,009
           Insurance                                     7,344
                                                  ------------
            Total Expenses                             122,991
                                                  ------------
           Revenue in Excess of Certain Expenses      $285,823
                                                  ============


    The accompanying notes are an integral part of this financial statement.

                                   THE 4 B'S

               NOTES TO STATEMENT OF REVENUE AND CERTAIN EXPENSES

1. BUSINESS

The accompanying Statement of Revenue and Certain Expenses relates to the oper-ations of The 4 B's (the Property). The Property consists of one building totaling approximately 355,732 rentable square feet, located at 2000 Landstreet Road in Orlando, Florida.

The Property commenced operations on September 1, 1997 and was contributed to Cabot Industrial Trust on February 4, 1998 as part of the Formation Transac-tions.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The accompanying Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Cabot Industrial Trust. The statement is not representative of the actual oper-ations of the Property for the period presented nor indicative of future opera-tions as certain expenses, primarily depreciation, amortization and interest expenses, which may not be comparable to the expenses expected to be incurred by Cabot Industrial Trust in future operations of the Property, have been excluded.

Revenue and Expense Recognition
Revenue is recognized on a straight-line basis over the terms of the related leases. Expenses are recognized in the period in which they are incurred.

Use of Estimates
The preparation of the Statement of Revenue and Certain Expenses in conformity with generally accepted accounting principles requires management to make esti-mates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. RENTAL REVENUES

All leases are classified as operating leases. The portfolio has entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes on a pro rata basis, as defined. Approximately $153,000 of the base rental revenue earned during the period was from a related party.

4. FUTURE MINIMUM RENTS

Future minimum rental receipts due on noncancelable operating leases for the Property as of December 31, 1997 were as follows:

                         ----------
                   1998  $  551,976
                   1999     551,976
                   2000     551,976
                   2001     551,976
                   2002      99,816
                         ----------
                         $2,307,720
                         ==========

The above amounts do not include additional rental receipts that will become due as a result of the expense pass-through and escalation provisions in the leases. The Property is subject to the usual business risks associated with the collection of the above scheduled rents. Subsequent to December 31, 1997, the Property entered into another leasing agreement which provides for an aggregate of $6,306,840 of future minimum rental receipts over the term of the lease.